Exhibit 3.4

                                    BYLAWS OF
                                  Nojata, Inc.


                                    ARTICLE I
                            MEETINGS OF STOCKHOLDERS


         SECTION 1. Place of Meetings. Meetings of the Stockholders of the Corporation shall be held at the registered office of the Corporation, or at such other place as specified from time to time by the Board of Directors of the Corporation. If the Board of Directors shall specify another location, such change in location shall be recorded on the notice calling such meeting.

         SECTION 2. Annual Meeting of Stockholders. The annual meeting of the Stockholders shall be held within one-hundred-fifty (150) days following the end of each fiscal year, the specific date of such annual meeting to be set each year by the Board of Directors. If that day should be a legal holiday, then the meeting shall be held on the next following business day. At this meeting the Stockholders shall elect a Board of Directors for the ensuing year and transact other business as shall properly come before such meeting.

         SECTION 3. Special Meetings. Special meetings of the Stockholders may be called by the President, the Board of Directors or by the holders of not less than one-tenth of the shares entitled to vote at the meeting.

         SECTION 4. Notice of Meetings. Notice of meetings of the Stockholders shall be delivered not less than ten nor more than fifty days before the date of the meeting to be called. Notice need not be given to any Stockholder who shall waive notice of any meeting in writing, whether before, at, or after the meeting.

         SECTION 5. Quorum and Adjournment. At any meeting of the Stockholders, the presence, in person or by proxy of the holders of more than one-half of the shares outstanding and entitled to vote shall constitute a quorum. In the absence of a quorum, the meeting may be adjourned by any Officer entitled to preside at or act as Secretary of such meeting, or by a majority in interest of those Stockholders present in person or by proxy.

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         SECTION  6.  Voting.  At  each  meeting  of  the   Stockholders,   each
Stockholder of the Corporation shall be entitled to one vote in person or by proxy for each share of the capital stock of the Corporation held by him and registered in his name on the books of the Corporation as of the record date. The record date for the determination of the Stockholders shall be the date upon which notice of the meeting was sent to the Stockholders.

                  A proxy, to be valid, must be executed in writing by the Stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

                  At all meetings of the Stockholders, a quorum being present, all matters shall be decided by a simple majority vote of the then eligible shares, except as otherwise provided by statute or by these Bylaws. The Vote on any matter need not be by ballot unless required by statute or requested by a Stockholder, in person or by proxy, who is entitled to vote at the meeting.

         SECTION 7. Conduct of Meetings. Each meeting of the Stockholders shall be presided over by the President or, if the President shall not be present, by the Vice President. If both the President and Vice President are absent, a Chairman shall be chosen by a majority in voting interest of those Stockholders present or represented by proxy. The Secretary of the Corporation shall act as Secretary of each meeting of the Stockholders. If he shall not be present, the Chairman of the meeting shall appoint a Secretary.

         SECTION 8. Informal Action. Any action of the Stockholders may be taken without a meeting if consent in writing setting forth the action shall be signed by a majority of the Stockholders entitled to vote on the action. Such consent shall have the same force and effect as a majority vote of the Stockholders, and may be stated as such in any document filed with the Secretary of State of Nevada or in the corporate minutes.


                                   ARTICLE II
                               BOARD OF DIRECTORS


         SECTION 1. Overall Power. The business of the Corporation shall be managed by its Board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the Stockholders.

         SECTION 2. Number, Term and Election. The Board of Directors shall consist of at least one (1) Director or up to fifteen (15), as may be fixed from time to time by these Bylaws. The Directors shall be elected at the Annual Meeting of the Stockholders and shall hold office for one year or until their successors are elected and qualified.

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         SECTION 3. Additional Powers. The Directors shall elect the Officers of the Corporation and pass upon any and all bills or claims of such Officers for salaries or other compensation and, if deemed advisable, shall contract with such officers, employees, attorneys, directors and other persons rendering service for their salaries or other compensation. The Directors are authorized to establish any Board committees they desire.

         SECTION 4. Organization. The President of the Corporation, or in his absence, the Vice President, shall preside at each meeting of the Board of Directors. The Secretary, or in his absence, any person appointed by the Chairman of the Meeting, shall act as Secretary of the Meeting.

         SECTION 5. Resignations. A Director of the Corporation may resign at any time by giving written notice to the Board of Directors, President of Secretary of the Corporation. The resignation shall take effect upon the date of receipt of such notice, or at any alter period of time specified therein. The acceptance of such resignation shall not be necessary to make it effective, unless the resignation requires it to be effective as such.

         SECTION 6. Removal. At any Stockholders meeting called expressly for that purpose, the entire Board of Directors, or any lesser number, may be removed, with or without cause, by a vote of the holders of the majority of the shares then entitled to vote at any election of Directors.

         SECTION 7. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

                  Any Directorship to be filled by reason of an increase in the number of Directors shall be filled by the affirmative vote of a majority of the Directors then in office, by election at an Annual Meeting of the Stockholders, or at a Special Meeting of the Stockholders called for that purpose.

                  A Director chosen to fill a position resulting from an increase in the number of Directors shall hold office until the next Annual Meeting of Stockholders or until his successor shall have been elected and qualified.

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         SECTION  8.  Place of  Meeting.  The  Board of  Directors  may hold its meetings any place within or without the State of Nevada that it may from time to time appoint by resolution. The place of meeting may also be specified in the notices thereof sent to Board members.

         SECTION 9. Annual Meetings. The Annual Meeting of the Board of Directors shall immediately follow the Annual Meeting of the Stockholders and be held at the same place as said Annual Stockholders Meeting.

         SECTION 10. Special Meetings. Special meetings of the Board of Directors may be called at any time by the President or by any two members of the Board. Written notice of each special meeting, setting forth the time and place of the meeting, shall be given to each Director at least twenty-four (24) hours before the meeting. This notice may be given either personally or by sending a copy of the notice through the United States mail or by telegram (charges prepaid), to the address of each Director appearing on the books of the Corporation. Any meeting of the Board of Directors, whether regular or special, shall be a legal meeting if all of the Directors shall be present or shall sign the minutes, whether or not notice was sent.

         SECTION 11. Meetings in General. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any annual, regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 12. Quorum and Manner of Acting. A majority of the Directors shall constitute a quorum of the Board at any annual, regular or special meeting; but, in the absence of a quorum of the Board, a minority shall have the power of adjournment. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 13. Compensation. The Board of Directors may provide by resolution that the Corporation shall allow a fixed sum and reimbursement of expenses for attendance at Board meetings. A Director may serve the Corporation in a capacity other than that of a Director and receive compensation for the services rendered in that capacity.

                                   ARTICLE III
                                    OFFICERS


         SECTION 1. Number of Officers. The Officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, Vice President, Secretary and Treasurer. Assistant Secretaries, Assistant Treasurers and other Vice Presidents may be appointed as the Board of Directors may from time to time deem necessary. Any two or more offices may be held by the same person. All Officers shall hold office until their successors have been duly elected and qualified, or until their death or resignation.

         SECTION 2. When Chosen. Such Officers shall be chosen at the first meeting of the Board of Directors and thereafter at the first Directors meeting following the Annual Meeting of the Stockholders in each year, which first meeting shall follow said Annual Meeting or shall be held as soon as a quorum of Directors can be assembled.

         SECTION 3. Time in Office. Said Officers shall hold their respective offices until their successors are elected and enter upon the duties of their offices. Any Officer shall at all times be subject to removal by the Board of Directors with or without cause.

         SECTION 4. Resignation. Any Officer may resign at any time by giving written notice to the Board of Directors or to the President. Such resignation shall take effect at the date of the receipt of the notice or at a later time if specified in such notice of resignation. Unless the notice of resignation specifies, the acceptance of the resignation shall not be necessary to make it effective. When a vacancy occurs in one of the executive offices by reason of death, resignation or otherwise, it shall be filled by the Board of Directors for the unexpired period of time remaining for such office.


                                   ARTICLE IV
                               DUTIES OF OFFICERS

         SECTION 1. The President. The President shall be the Chief Executive Officer of the Corporation, shall preside at all meetings of the Stockholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other Officer or agent of the Corporation.

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         SECTION 2. The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Stockholders and shall record all the proceedings of the meetings of the Corporation and of the Board of Directors in the book to be kept for that purpose. He shall perform like duties for any standing committees when required.

                  The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meeting of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it; and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary.

                  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the board of Directors, shall, in the absence or disability of the Secretary, perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         SECTION 4. The Treasurer and Assistant Treasurer. It shall be the duty of the Treasurer to receive and have custody of all funds and monies realized by the Corporation, and deposit the same in a bank to be designated by the Directors, in the Corporation's name. He shall perform such other duties as may from time to time be delegated to him by the Board of Directors.

                  If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors. Such bond shall be for the faithful performance of the duties of his office and for restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                  In the absence or inability of the Treasurer to act, an Assistant Treasurer named by the Board of Directors, shall possess all the powers and perform all the duties of the Treasurer.

                                   ARTICLE IV
                                     NOTICES


         SECTION 1. Manner of Notice. In addition to, but not in contradiction of, any other specific notice provision of these Bylaws, notices to Directors and Stockholders shall be in writing and delivered personally or mailed to the Directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Directors may also be given by telefax.

         SECTION 2. Waiver of Notice. In addition to, but not in contradiction of, any other specific notice provision of these Bylaws, whenever any notice is required to be given under the provision of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before, at or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE VI
                                 SHARES OF STOCK

         SECTION 1. Manner of Issuance. The Directors shall have the power to issue the authorized common stock at such prices as they deem proper. Every Stockholder shall be entitled to a certificate in such form as shall be approved by the Board of Directors. The certificates shall be numbered in the order of their issue and shall be signed by the President or Vice President and by the Secretary. The stock certificates shall bear the name of the person owning said stock, the number of shares represented by such certificates, and the date of issue.

         SECTION 2. Replacement of Certificates. The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an Affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed.

                  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

         SECTION 3. Surrender of Certificates. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         SECTION 4. Recognition of Shareholder. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner. The Corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.


                                   ARTICLE VII
                           CONTRACTS, LOANS AND CHECKS

         SECTION 1. Execution of Contracts. Except as otherwise provided by statute or by these Bylaws, the Board of Directors may authorize any Officer or agent of the Corporation to enter into any contract, or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances and, unless so authorized, no officer, agent or employee shall have any power to bind the Corporation for any purpose, except as may be necessary to enable the Corporation to carry on its normal and ordinary course of business.

         SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless authorized by the Board of Directors. When so authorized, any Officer or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or institution, firm, corporation or individual. An agent so authorized may make and deliver promissory notes or other evidence of indebtedness of the Corporation and may mortgage, pledge, hypothecate or transfer any real or personal property held by the Corporation as security for the payment of such loans. Such authority, in the Board of Directors' discretion, may be general or confined to specific instances.

         SECTION 3. Checks. Checks, notes, drafts and demands for money issued in the name of the Corporation shall be signed by such person or persons as designated by the board of Directors, and in the manner the Board prescribes.


                                  ARTICLE VIII
                                    DIVIDENDS

         Subject to the provisions of the Certificate of Incorporation and the laws of the State of Nevada, the Board of Directors may declare dividends whenever, and in such amounts, as in the Board's opinion the condition of the affairs of the Corporation shall render such advisable. The Board of Directors, in its discretion, may use and apply any of the surplus or new profits to meet contingencies, or for any other purposes that it may determine to be in the best interest of the Corporation.


                                   ARTICLE IX
                       SEAL AND FISCAL YEAR OF CORPORATION

         SECTION 1. Seal. The Board of Directors shall provide a seal for the Corporation by its resolution.

         SECTION 2. Fiscal Year. The Board of Directors, in its sole discretion, shall fix a fiscal year for the Corporation.


                                    ARTICLE X
                    AMENDMENTS AND OTHER CORPORATE DOCUMENTS


         SECTION 1. Amendments to Bylaws. Except as otherwise provided by the Articles of Incorporation, these Bylaws, or the statutes of the State of Nevada, the Board of Directors shall have the power to alter, amend or repeal these Bylaws. The Board of Directors shall have the power to adopt new Bylaws. The Board of Directors shall adopt new Bylaws by a vote of the majority of the Directors then in office at any annual or special meeting of the Board of Directors.

         SECTION 2. Other Corporate Documents. The Board of Directors is expressly authorized to enter into such other agreements as the Board of Directors deems necessary to regulate the Corporation's internal operations. Such agreements may include, but not be limited to, employment contracts and buy-sell agreements between its key Stockholders, Officers, and employees.

         The above and foregoing Bylaws were adopted and approved by the Board of Directors on the 1st day of April 2000.


                                                         /s/ DAVID C. OWEN
                                                        ------------------------
                                                        David C. Owen, Secretary